SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, for Use of the
                                        Commission Only (as
[X] Definitive proxy statement          permitted by Rule
                                        14a-6(e) (2) )
[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           SIMPSON INDUSTRIES, INC.
               (Name of Registrant as Specified in Its Charter)

                          _________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________

    (5) Total fee paid: ______________________________________________________

[ ] Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

SIMPSON
 INDUSTRIES, Inc. [logotype]
------------------------------------------------------------------------------
                                                           47603 Halyard Drive
                                                 Plymouth, Michigan 48170-2429
                                                                (734) 207-6200
March 13, 1998

To Our Shareholders:

      You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Simpson Industries, Inc. (the "Company"), which will be held on Tuesday, April 21, 1998 at the Company's headquarters, 47603 Halyard Drive, Plymouth, Michigan (map enclosed). The meeting will start promptly at 11:00 a.m. eastern daylight time. After the required business session there will be reports to the shareholders on the progress of the Company, and a discussion period will follow the reports.

      The attached notice of the meeting and Proxy Statement describe the items of business to be transacted, including the election of directors.

      Whether or not you plan to attend the meeting, we urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. The giving of the proxy will not affect your right to attend the meeting, nor, if you choose to revoke the proxy, your right to vote in person.

                                               Sincerely,
                                               /s/ Roy E. Parrott
                                               Roy E. Parrott
                                               Chairman of the Board
                                               and Chief Executive Officer

                              SIMPSON
                               INDUSTRIES, Inc.
                                  [logotype]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held April 21, 1998

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Simpson Industries, Inc. (the "Company"), will be held at the Company's headquarters, 47603 Halyard Drive, Plymouth, Michigan, on Tuesday, April 21, 1998, at 11:00 a.m. eastern daylight time for the purposes of:

            (1) Election of three directors to serve until the 2001 Annual Meeting of Shareholders;

            (2) Consideration of a shareholder proposal that is opposed by the Board of Directors; and

            (3) Transaction of such other business as may properly come before the meeting or any adjournment thereof.

      You are invited to attend the meeting. If you do not expect to attend in person, you are urged to sign and return immediately the enclosed proxy, which is solicited by the Board of Directors. A postage paid envelope is enclosed for use in returning the proxy. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                            By Order of the Board of
                                            Directors,

                                            FRANK K. ZINN
                                            Secretary

Plymouth, Michigan
March 13, 1998

                           Simpson Industries, Inc.
                                   [ LOGO ]

                               PROXY STATEMENT
                   Annual Meeting to be held April 21, 1998

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Simpson Industries, Inc., a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 21, 1998, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The expenses of soliciting proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy were first sent or given to security holders on or about March 13, 1998.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's executive offices.

      The Annual Report to Shareholders for the year ended December 31, 1997 is enclosed herewith.

      The mailing address of the Company's principal executive offices is 47603 Halyard Drive, Plymouth, Michigan 48170.

      Only shareholders of record of the Company's common stock, $1 par value, at the close of business on March 2, 1998 will be entitled to vote at the meeting or any adjournment thereof. On that date, the Company had 18,236,622 shares of common stock issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote. A majority of outstanding shares will constitute a quorum. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

                      MATTERS TO COME BEFORE THE MEETING

      Abstentions are counted only for purposes of determining whether a quorum is present at the meeting. Broker non-votes will not be counted for any purpose.

(1) Election of Directors

      The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than 12 members, and that the directors shall be divided into three classes as nearly equal in number as possible. The term of office of each class of directors expires at the third succeeding annual meeting after election and the terms of office of the three classes overlap. Pursuant to the Company's Bylaws, the Board has fixed its size at nine. Three directors are to be elected to hold office until the 2001 annual meeting, or until their successors have been elected and have been qualified.

      The nominees named below have been selected by the Nominating Committee of the Board of Directors of the Company. If, due to unforseen circumstances, any of the nominees will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. The nominees for election to the Board receiving a plurality of the votes cast at the meeting will be elected as Directors.

      The following table and accompanying text set forth the name, age, principal occupation for the past five years and term of service with respect to the three individuals who are nominees for election and the six directors who will continue in office after the meeting, as provided to the Company by each such person. Proxies solicited by the Board of Directors will be voted in favor of the three nominees if they are received in time to be voted, unless a shareholder indicates otherwise on the proxy.


                                                                                          First Elected
          Name and Age                             Principal Occupation                   as a Director
          ------------                             --------------------                   -------------
                    Nominees for Election as Directors Until the 2001 Annual Meeting
Michael E. Batten, 57 .........   Chairman and Chief Executive Officer, Twin Disc,
                                    Incorporated, a manufacturer of clutches, reverse
                                    and reduction gears, hydraulic couplings and torque
                                    converters, universal joints and transmissions
                                    (Racine, Wisconsin).............................           1995
Robert W. Navarre, 64 .........   Business Consultant (Naples, Florida)...............         1965
Frank K. Zinn, 63 .............   Member in the firm of Dykema Gossett PLLC, attorneys
                                    (Detroit, Michigan).............................           1974
                      Directors Whose Terms Continue Until the 1999 Annual Meeting
George R. Kempton, 64 .........   Business Consultant (Naples, Florida).............           1983
Ronald L. Roudebush, 50 .......   Vice Chairman and Chief Executive Officer, The
                                    Standard Products Company, a sealing systems
                                    supplier to the automotive and appliance industries
                                    (Dearborn, Michigan)..............................         1993
F. Lee Weaver, 55 .............   Partner in the firm of Weaver, Bennett & Bland, P.A.,
                                    attorneys (Matthews, North Carolina)..............         1976
                      Directors Whose Terms Continue Until the 2000 Annual Meeting
Susan F. Haka, 48 .............   Ernst & Young Professor of Accounting, Michigan State
                                    University (East Lansing, Michigan)...............         1995
Walter J. Kirchberger, 63 .....   First Vice President--Research, PaineWebber,
                                    Incorporated (Troy, Michigan)....................          1971
Roy E. Parrott, 57 ............   Chairman, President and Chief Executive Officer,
                                    Simpson Industries, Inc. ........................          1989

      Each nominee is currently a director of the Company. Each director has been employed in a principal occupation in the capacity shown above or in a similar one with the same employer for more than five years, except as set forth below.

      Mr. Batten also serves as a director of the following publicly-owned companies: Twin Disc, Incorporated, Briggs & Stratton Corporation, Firstar Corporation and Universal Foods Corporation.

      Mr. Navarre, formerly Chairman of the Board and Chief Executive Officer of the Company, retired in November 1997 as Chairman and in November 1994 as Chief Executive Officer.

      The law firm of which Mr. Zinn is a member provided legal services to the Company and its subsidiaries during the last fiscal year and the Company expects to retain such firm for such purposes in the current fiscal year.

      Mr. Kempton was formerly Chairman and Chief Executive Officer of Kysor Industrial Corporation for more than five years. Mr. Kempton also serves as a director of JLG Industries, Incorporated.

      Mr. Roudebush was formerly Dealer Principal of Milford Dodge. Prior to his ownership of Milford Dodge, Mr. Roudebush was President of Automotive Operations of Rockwell International from 1991 to 1994, and a Business Consultant from 1994 to 1995. Mr. Roudebush also serves as a director of The Standard Products Company.

      Mr. Kirchberger also serves as a director of McClain Industries, Inc.

      Mr. Parrott also serves as a director of Lear Corporation.

      Committees of the Board. The Audit Committee of the Board of Directors is presently comprised of Ms. Haka and Messrs. Kirchberger and Kempton. The Audit Committee recommends to the Board the appointment of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors, monitors the Company's system of internal accounting controls and evaluates the independence of the independent auditors and their fees for services.

      The Compensation Committee of the Board of Directors is presently comprised of Messrs. Batten, Roudebush and Weaver. The Compensation Committee monitors the Company's compensation policies, sets the compensation of the chief executive officer, and reviews the salary ranges of executive officers of the Company and remuneration of the directors. The Compensation Committee also administers the 1984 Stock Option Plan, which was terminated during 1993, the Supplemental Executive Retirement Plan and the 1993 Executive Long-Term Incentive Plan.

      The Nominating Committee of the Board of Directors is presently comprised of Messrs. Batten, Kempton, Navarre and Roudebush. This Committee is responsible for establishing criteria for selecting and retaining directors, recommending to the Board nominees for election as directors and establishing procedures for filling vacancies on the Board. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Chairman of the Nominating Committee at the Company's executive office prior to February 1 of each year for the Annual Meeting held during the following April. The Bylaws of the Company require shareholders who intend to make a director nomination at the Annual Meeting to provide notice of this intention to the Secretary of the Company to be received not less than 60 nor more than 90 days prior to April 21, 1999 in accord with the procedures set forth in the Company's Bylaws.

      The Retirement Fund Investment Committee of the Board of Directors is presently comprised of Ms. Haka and Messrs. Kirchberger, Navarre and Zinn. This Committee establishes broad investment philosophies and guidelines for the investment of assets held in the Company's pension and 401(k) retirement plans. It employs advisors having special competence to assist the Committee in fulfilling its responsibilities.

      Director Attendance and Remuneration. During the year ended December 31, 1997, the Board met a total of seven times, the Audit Committee met twice, the Compensation Committee met two times, the Nominating Committee met once, and the Retirement Fund Investment Committee met once. Directors (other than those who are employees of the Company) were paid an annual retainer of $21,000 for the year ended December 31, 1997. Additional fees are paid on a per diem basis in the event directors attend special meetings of the Board and its committees which may be scheduled. Each incumbent director attended 100% of the meetings of the Board and any committees on which he or she served during the year ended December 31, 1997, except that one director missed one Board meeting.

      In addition, non-employee directors receive options to purchase shares of the common stock of the Company pursuant to the 1993 Non-Employee Director Stock Option Plan (the "Non-Employee Director Option Plan"). On the day following each annual meeting of the Company's shareholders, each non-employee director will be granted a non-qualified stock option ("NQSO") to purchase 1,500 shares, effective as of each such day following the annual shareholders' meeting. The NQSO will have an exercise price equal to the fair market value of the shares on the date of grant. All NQSOs granted under the Non-Employee Director Option Plan will vest 100% upon the day preceding the first annual shareholders' meeting following the grant of such NQSO and will remain exercisable until the tenth anniversary of their grant date; provided that all NQSOs held by a Director will immediately become 100% vested upon the effective date of a change in control of the Company.

(2) Shareholder Proposal

      Charles Miller, 23 Park Circle, Great Neck, New York 11024, who owns 400 shares of the Company's Common Stock, has notified the Company of his intention to present the following proposal and supporting statement at the Annual Meeting:

      "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

Shareholder's Supporting Statement

      "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's stockholders.

      I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

      The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

      I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

      I urge your support, vote FOR this resolution."

Board of Directors' Statement in Opposition to Shareholder Proposal

      The Company's current system for electing directors, with the Board divided into three classes of directors, with one class to be elected each year for a three-year term, was adopted by the Company's shareholders in 1977. The Company believes that a classified board is in the best interests of the Company and the shareholders and provides the following important benefits.

      First, the classified board helps assure continuity and stability of the Company's business strategies and policies. The system generally assures that, at any given time, at least two-thirds of the directors will have at least one year of prior experience as directors of the Company and will, therefore, be familiar with the business and affairs of the Company. Also, because at least two-thirds of the Board remains intact each year, the Board is able to more effectively carry out its long-term strategies.

      In addition, a classified board is a widely used safeguard to protect against inadequate tender offers or unsolicited attempts to take control of a company. The Company's classified board is intended to encourage a person seeking to obtain control of the Company to negotiate with the Board and to provide the Company time to consider alternative proposals with a view to obtaining a result in the best interests of all shareholders. In the absence of a classified Board, a bidder can attempt to simply replace the Board with individuals who support its bid thus avoiding arm's length negotiations which are more likely to maximize value for all shareholders of the Company.

      Further, the Board does not believe a classified board limits management's accountability to the Company's shareholders. The system allows shareholders to replace incumbent directors or to propose alternate nominees for the class of directors to be elected at an annual meeting. By altering the Board's composition, shareholders are able to express their views with respect to, and thus influence, the management and policies of the Company. The Board believes that incumbent directors who continue in office will be aware of, and influenced by, such shareholder action.

      As part of the 1977 amendments to the Company's Articles of Incorporation (the "Articles") providing for the classified board, the shareholders also approved a requirement that any future changes in the provisions relating to the classified board be approved by a vote of at least 66-2/3% of the votes entitled to be cast generally for the election of directors. Thus, approval of the shareholder proposal would not itself reestablish annual election of all directors but would require the Board to submit an amendment to the Articles for action by shareholders at the 1999 annual meeting and a 66-2/3% shareholder vote would be necessary for approval.

      The Board of Directors recommends a vote AGAINST this proposal.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth information with respect to the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued in all capacities in which they served during the Company's last three fiscal years, to (i) the Chief Executive Officer of the Company and (ii) each of the other three executive officers.

                                                                               Summary Compensation Table
                                                          -------------------------------------------------------------------
                                                                                              Long-Term
                                                             Annual Compensation         Compensation Awards
                                                          ----------------------------   ------------------------------------
                                                                                          Restricted   Securities
                                                                                            Stock      Underlying   All Other
                                                                                           Award(s)     Options     Compensa-
               Name and Principal Position                Year    Salary       Bonus         ($)          (#)        tion (1)
               ---------------------------                ----    ------       -----      ----------   ----------   ---------
  Roy E. Parrott ...................................      1997   $367,536      $175,039    $84,338(2)    34,600      $ 5,985
   Chairman; President; and                               1996    360,236       209,252     45,625       25,000        6,930
     Chief Executive Officer                              1995    342,544       201,878     92,924       37,640        6,930

 Vinod M. Khilnani ................................       1997   $ 82,174(3)   $ 75,152    $31,500(4)     5,000      $ 1,071
   Vice President; Chief                                  1996      --            --          --           --           --
     Financial Officer; and Treasurer                     1995      --            --          --           --           --

 James A. Hug.....................................        1997   $170,688      $ 84,210    $19,500(5)     8,000      $ 5,985
   Vice President--Transmission                           1996    158,040        86,885     20,714        9,080        6,930
     & Chassis Group                                      1995    146,040        79,749     21,528        8,720        6,747

 James B. Painter .................................       1997   $162,680      $ 86,201    $19,500(7)     8,000      $ 6,048
   Vice President--Heavy Duty                             1996    155,000        85,376     20,714        9,080        6,930
     Group                                                1995    125,000(6)     70,750     38,000         --          4,043

 (1) These amounts represent contributions by the Company to the accounts of the named executives under the Simpson Industries, Inc. Savings Plan.

 (2) As of December 31, 1997, Mr. Parrott held 28,403 shares of restricted stock, valued at $333,735. On February 24, 1995, 9,410 shares were awarded to Mr. Parrott of which 941 shares vest annually beginning on February 1, 1996 and continuing on each February 1 until February 1, 2005. On February 22, 1996, 5,000 shares were awarded to Mr. Parrott of which 500 shares vest annually beginning February 1, 1997 and continuing on each February 1 until February 1, 2006. On February 24, 1997, 8,650 shares were awarded to Mr. Parrott of which 865 shares vest annually beginning February 1, 1998 and continuing on each February 1 until February 1, 2007.

 (3) Mr. Khilnani joined the Company in July 1997.

 (4) As of December 31, 1997, Mr. Khilnani held 3,000 shares of restricted stock valued at $35,250. On August 18, 1997, 3,000 shares were awarded to Mr. Khilnani of which 300 shares vest annually beginning on September 1, 1998 and continuing on each September 1 until September 1, 2007.

 (5) As of December 31, 1997, Mr. Hug held 8,354 shares of restricted stock, valued at $98,160. On February 24, 1995, 2,180 shares were awarded to Mr. Hug of which 218 shares vest annually beginning on February 1, 1996 and continuing on each February 1 until February 1, 2005. On February 22, 1996, 2,270 shares were awarded to Mr. Hug of which 227 shares vest annually beginning on February 1, 1997 and continuing on each February 1 until February 1, 2006. On February 24, 1997, 2,000 shares were awarded to Mr. Hug of which 200 shares vest annually beginning February 1, 1998 and continuing on each February 1 until February 1, 2007.

 (6) Mr. Painter joined the Company in March 1995.

 (7) As of December 31, 1997, Mr. Painter held 7,243 shares of restricted stock, valued at $85,105. On March 13, 1995, 4,000 shares were awarded to Mr. Painter of which 400 shares vest annually beginning on February 1, 1996 and continuing on each February 1 until February 1, 2005. On February 22, 1996, 2,270 shares were awarded to Mr. Painter of which 227 shares vest annually beginning on February 1, 1997 and continuing on each February 1 until February 1, 2006. On February 24, 1997, 2,000 shares were awarded to Mr. Painter of which 200 shares vest annually beginning February 1, 1998 and continuing on each February 1 until February 1, 2007.

Stock Options

      The following table sets forth information with respect to stock options granted by the Company to the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company during the Company's last fiscal year. In addition, the table provides an estimated grant date present value for each set of options using the Black-Scholes valuation method.

                                                                            Option Grants In Last Fiscal Year
                                                         ----------------------------------------------------------------------
                                                                                    Individual Grants
                                                         ----------------------------------------------------------------------

                                                                       % of Total
                                                                        Options
                                                          Number of     Granted
                                                          Securities       To
                                                          Underlying   Employees                                   Grant Date
                                                           Options     in Fiscal    Exercise Price   Expiration     Present
                          Name                             Granted        Year        ($/Share)         Date      Value ($)(1)
                          ----                            ---------    ---------    --------------   ----------   ------------
 Roy E. Parrott ......................................      34,600(2)     39.0%         $ 9.75        2/23/07       $110,400
 Vinod M. Khilnani ...................................       5,000(3)      5.6%         $10.50        8/17/07       $ 17,200
 James A. Hug ........................................       8,000(2)      9.0%         $ 9.75        2/23/07       $ 25,500
 James B. Painter ....................................       8,000(2)      9.0%         $ 9.75        2/23/07       $ 25,500

----------------
(1) The material assumptions and adjustments incorporated in the Black-Scholes model include the following:

                                                            Grant Date
                                                          -----------------
                                                          February 24, 1997
                                                                 and
                                                            August 18, 1997
                                                            ---------------
Risk-Free Interest Rate .............................           6.5%
Stock Price Volatility ..............................          37.0%
Dividend Yield ......................................           3.8%
Expected Option Term ................................       7.0 Years

    The model assumes: (a) a Risk-Free Interest Rate that represents the interest rate on a U.S. security with a maturity date corresponding to that of the expected option term; (b) Stock Price Volatility is calculated based on a five year average of stock prices calculated as of July 1 of the grant year; (c) Dividend Yield is calculated using the average dividend yield of Simpson stock; and (d) an Expected Option Term of 7.0 years, which is based on a 10% annual exercise rate plus 100% assumed exercise if the ratio of stock to exercise price exceeds 200%. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken.

         The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

(2) These options were granted pursuant to the 1993 Executive Long-Term Incentive Plan and become exercisable 20% per year beginning February 24, 1998.

(3) These options were granted pursuant to the 1993 Executive Long-Term Incentive Plan and become exercisable 20% per year beginning August 18, 1998.

Option/SAR Exercises and Holdings

      The following table sets forth information with respect to the named executives in the Summary Compensation Table, concerning the unexercised options and stock appreciation rights ("SARs") held as of the end of the last fiscal year. No stock options or SARs were exercised by the named executives during the last fiscal year.


                                                                   Fiscal Year-End Option/SAR Values
                                                        ---------------------------------------------------------
                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                              Options/SARs at          In-the-Money Options/SARs
                                                              Fiscal Year End              at Fiscal Year End
                                                        ---------------------------   ---------------------------
                         Name                           Exercisable   Unexercisable   Exercisable   Unexercisable
                         ----                           -----------   -------------   -----------   -------------
R. E. Parrott .......................................      75,406         87,384        $155,654       $166,745
V. M. Khilnani ......................................           0          5,000        $      0       $  6,250
J. A. Hug ...........................................      13,704         24,096        $ 14,907       $ 45,778
J. B. Painter .......................................       1,816         15,264        $  4,767       $ 35,068

Severance Arrangements

      To help retain key management personnel in the event of a change in control of the Company, the Company has entered into severance agreements with Messrs. Parrott, Khilnani, Hug and Painter. The agreements provide for special severance pay and benefits in the event of termination of employment within three years (for Mr. Parrott) or two years (for Messrs. Khilnani, Hug and Painter) after a change in control of the Company. The agreements define a change in control as (i) a change in the stock ownership of the Company of a magnitude which requires filing of reports under the Securities Exchange Act of 1934, and such a change is deemed to have occurred if any person acquires 25% of the Company's outstanding voting stock, or (ii) a change in the composition of the majority of the Board of Directors during any two-year period unless each new director was approved by at least two-thirds of the remaining directors who were also directors at the beginning of the period. The agreements expire December 31, 1998. Each agreement is automatically extended for successive one-year periods unless terminated on 30 days notice and provided that no change in control has occurred.

      Under the agreements, the special severance pay and benefits will not be paid if employment is terminated because of death or disability, or if terminated by the Company for cause or by the executive officer for other than a "good reason," as defined in the severance agreements. If, after a change in control in the Company, the employment relationship is terminated by the Company other than for cause or is terminated by the executive officer for "good reason," the Company will pay the executive officer, from the date of termination to the earlier of the date which is three years (for Mr. Parrott) or two years (for Messrs. Khilnani, Hug and Painter) after the change in control or until the executive officer's normal retirement date, monthly payments equal to the executive officer's monthly salary prior to termination plus 1/12th of 70% of the executive officer's salary for the year immediately prior to the termination, up to the maximum allowable under applicable federal tax laws (for Mr. Parrott) or the executive officer's monthly salary prior to termination plus 1/12 of the average of the short-term incentive bonus payments paid to the executive officer or accrued with respect to each of the two years preceding termination (for Messrs. Khilnani, Hug and Painter). The Company shall also maintain in full force and effect during each period any stock option or incentive compensation arrangement and all group insurance and retirement plans to which the executive officer was otherwise entitled immediately prior to his termination and the right to immediately exercise in full all outstanding stock options.

Pension Plan

      The Company has a non-contributory defined benefit pension plan for salaried employees which provides for payment of a fixed retirement benefit to participants upon retirement at age 65. The amount of a participant's annual defined retirement benefit is comprised of up to three component amounts determined on the basis of the average base compensation paid to a participant during three separate time periods. The first component amount, applicable to service performed from July 1, 1976 through June 30, 1981, is equal to the sum of .75% of average base compensation up to $9,000 plus 1.5% of average base compensation in excess of $9,000 multiplied by the number of years of participation as of July 1, 1981. The second component amount, applicable to service performed from July 1, 1981 through December 31, 1988, is equal to the sum of 1.5% of each year's base compensation up to a specified break point amount, 2.5% of each year's base compensation in excess of the break point amount, and 2.5% of the participant's salary reduction contributions under the Savings Plan. The third component amount, applicable to service performed after December 31, 1988, is equal to the sum of 1.7% of each year's base compensation below the break point amount, 2.05% of each year's base compensation above the break point amount (with such calculations continuing until such time as the participant has accumulated 35 years of participation), and 1.7% of a participant's compensation for each plan year commencing after December 31, 1988 in which he or she has been a participant for more than 35 years. The sum of these three component amounts equals a participant's annual retirement benefit. Base compensation under the pension plan includes base salary, but does not include cash bonuses paid by the Company under its annual incentive plan. Once benefit payments commence, they may not be reduced because of any increases in a participant's Social Security payments or other similar benefits. Benefits under the pension plan are payable, at the election of the participant, under several different annuity forms or in an equivalent lump sum payment. The estimated annual benefits payable upon retirement at normal retirement age (assuming continued employment at the person's current base compensation rate) under a lifetime annuity for the executive officers listed in the above table are as follows:
Mr. Parrott--$52,362; Mr. Khilnani--$61,851; Mr. Hug--$73,413; and Mr.
Painter--$59,700.

Supplemental Executive Retirement Plan

      Since 1988, the Company has maintained an unfunded plan to provide additional retirement income to selected executive employees to help attract and retain superior executive personnel. The Supplemental Executive Retirement Plan ("SERP") is administered by the Compensation Committee of the Board of Directors. Generally, a participant in the SERP will be eligible for benefits after he or she has completed at least five years of service as an officer of the Company or ten years of service at a specified level at which an employee bonus is available ("bonus service"). The normal retirement benefit that a participant is eligible to receive under the SERP is equal to the greater of (i) 2% of his average base compensation times his years of bonus service up to 30 years, or (ii) 4% of his average base compensation times his years of officer service to a maximum of 15 years. No participant is entitled to more than 60% of his average base compensation less deductions for social security benefits and benefits under other pension plans provided by the Company or from previous employers. Participants are eligible for similar benefits upon early retirement, disability or termination of employment, subject to the same reductions provided under the Company's Pension Plan. Benefits under the SERP are payable, at the election of the participant, under several different annuity forms or in an equivalent lump sum payment. Such benefits are paid out of the general assets of the Company and are not funded in advance of payment. The estimated annual benefits payable upon retirement at normal retirement age (assuming continued employment at the person's current base compensation rate) under a lifetime annuity for the executive officers listed in the above table are as follows:
Mr. Parrott--$138,564; Mr. Khilnani--$0; Mr. Hug--$18,268; and Mr.
Painter--$0.

Board Compensation Committee Report on Executive Compensation

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors which is comprised entirely of non-employee directors. It is the primary responsibility of the Committee to review and approve the Company's executive compensation philosophy and policies and to monitor the compensation programs. The Committee reviews the performance and establishes the compensation of the Chief Executive Officer. In the performance of its responsibilities, the Committee reviews compensation data, surveys and other information obtained from independent sources reflecting the compensation practices of other companies. From time to time, the Committee engages the services of independent consultants to evaluate and make recommendations regarding the Company's executive compensation policies and programs and to ensure they are appropriate to the Company's objectives.

      The Internal Revenue Code was amended, effective for tax years commencing in 1994, to limit a publicly held corporation's ability to deduct more than $1 million of an executive's nonperformance-based compensation. The Code generally excludes from this limitation compensation that is determined under pre-established objective performance goals, such as stock options awarded at fair market value, provided shareholder approval and independent director requirements are met. Although this limitation will not affect the deductibility of executive compensation in the current year, the Committee will continue to review the issue and determine whether the Company's executive compensation programs should be amended in the future to meet the deductibility requirements.

     Compensation Policies for Executive Officers. The Company's executive compensation policies are designed to attract and retain highly qualified executive officers through competitive salary and benefit programs, to recognize individual initiative, and to encourage extraordinary effort through incentive awards. The policies are also designed to promote Company stock ownership among the executive group to align their long-term interests with those of the shareholders and to encourage enhancement of shareholder value.

      The Company's executive compensation program has three components: (i) annual base salary, (ii) short-term incentives through annual bonus awards, and (iii) long-term incentives through participation in the Company's long-term incentive plan. Executive officer salary ranges are reviewed annually by the Committee based primarily on current market salary data compiled from various independent sources and nationwide compensation studies covering senior executive officers from manufacturing companies. It is the Company's philosophy to target base salaries at or slightly below the 50th percentile of the salary ranges determined by those compensation studies. Individual salaries are based on individual performance, contribution to the overall success of the management team, and position in the salary range. Additionally, the Company's incentive programs are designed to provide an opportunity for significant performance-based compensation if certain objectives are achieved.

      The short-term incentive plan provides for annual cash bonuses of a percentage of base salary ranging from a maximum of 36% for mid-level executives to a maximum of 75% for senior executive officers. Bonus amounts are determined on the basis of the Company's earnings performance related to beginning of the year shareholders' equity. Under the program, no annual bonuses are earned until a 16% defined return on shareholders' equity is realized. Maximum bonus levels are only achieved after the Company realizes a 34% defined return on shareholders' equity. Individual bonus awards also take into account the officer's individual performance and that of his operating unit.

      Long-term incentive awards are made by the Committee through the Company's 1993 Executive Long-Term Incentive Plan, which provides for the granting of stock options, stock appreciation rights, restricted stock, performance units and performance shares to officers and key employees. Stock option awards provide the executive with the right to purchase shares of common stock over a ten-year period at a price equal to the fair market value of the common stock on the date of grant. Restricted stock awards consist of shares of common stock which cannot be sold or transferred until the applicable restriction period lapses and may be forfeited if the executive terminates employment prior to the expiration of the restriction period. Long-term incentive awards are principally designed to encourage long-term enhancement of shareholder value and align the future interests of executive officers with the success of the Company. Stock options only reward executive officers to the extent that shareholders have benefitted. The amount of these awards is primarily determined by a formula based on the midpoint of such executive's salary range divided by the current price of the Company's stock.

      Chief Executive Officer Compensation. The Committee conducts the same type of competitive review and analysis to determine base salary and incentive compensation ranges for the Chief Executive Officer as it does for the other executive positions. Accordingly, salary and incentive compensation awards for Mr. Parrott were determined by the Committee in conformance with the policies described above for executive officers. No change was made in Mr. Parrott's salary in 1997. Effective January 1, 1998, his base salary was increased to $400,000, which placed him slightly above the mid-point of the 1997 salary range established by the Committee. The Committee's decision was based on executive compensation data for comparable companies provided by an independent consulting firm, some of which companies are included in the Industry Index used for the comparison of Five Year Cumulative Return appearing in this Proxy Statement. The Committee also based its decision on its subjective evaluation of Mr. Parrott's contribution to the growth and direction of the Company during the past year and the continuing development of leadership talent within the organization.

      Mr. Parrott's bonus for 1997 was based on the Company's 1997 earnings in accordance with the formula provided in the short-term incentive plan, and the Committee's subjective assessment of Mr. Parrott's attainment of specific goals established at the beginning of the year. The restricted stock and stock option awards made to Mr. Parrott during 1997 were also established in accordance with the formula described above.

                                                     COMPENSATION COMMITTEE
                                                     F. Lee Weaver, Chairman
                                                     Michael E. Batten
February 21, 1998                                    Ronald L. Roudebush

Performance Graph

      The following is a line-graph presentation comparing cumulative, five-year shareholder return, on an indexed basis, of the Company's common stock with the Russell 2000 Index and an industry index of publicly-traded companies operating primarily in Standard Industrial Classification 371 ("Current Industry Index"). The Russell 2000 Index is comprised of companies with a market capitalization similar to that of the Company. The Company selected the Current Industry Index because the companies included therein are engaged in the manufacturing of motor vehicles and related parts, accessories and equipment, and pay dividends. The Current Industry Index was chosen to replace the industry index of publicly-traded companies operating primarily in Standard Industrial Classification 371 used by the Company in prior fiscal years ("Former Industry Index"), because all of the companies included in the Current Industry Index pay dividends, while the Former Industry Index includes non-paying dividend companies.

               Comparison of Five Year Cumulative Total Return*
                       Among Simpson Industries, Inc.,
     Russell 2000 Index, Current Industry Index and Former Industry Index


                            [ Performance Graph ]

                            1992     1993     1994     1995     1996     1997
                            ----     ----     ----     ----     ----     ----
Simpson Industries, Inc.   100.00   139.39    94.53    95.80   120.70   135.07
Russell 2000               100.00   118.91   116.74   149.94   174.67   213.73
Current Industry Index     100.00   137.44   124.79   149.32   175.51   199.42
Former Industry Index      100.00   138.10   123.38   151.48   191.55   218.96

----------------
* Assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.


                             FURTHER INFORMATION

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information concerning those persons who are known by management of the Company to be beneficial owners of more than 5% of the Company's outstanding common stock (as provided to the Company by such persons or the recordholder of such shares).

     Name and Address                                   Amount and Nature of    Percent
    of Beneficial Owner                                 Beneficial Ownership   of Class
    -------------------                                 --------------------   --------
Pioneering Management Group .........................    1,810,000 shrs. (1)     10.0%
   60 State Street
   Boston, Massachusetts
Dimensional Fund Advisors Inc. ......................     984,725 shrs. (2)       5.4%
   1299 Ocean Avenue
   Santa Monica, California

----------------

(1) Sole voting power -- 1,810,000 shares (10.0%); sole investment power -- 1,810,000 shares (10.0%), as reported in the Schedule 13G, dated January 30, 1998, received by the Company from such beneficial owner.

(2) Sole voting power -- 641,475 shares (3.5%); sole investment power -- 984,725 (5.4%), as reported in the Schedule 13G, dated February 9, 1998, received by the Company from Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 984,725 shares of the Company's stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

Security Ownership of Management

      The following table sets forth certain information, as of February 1, 1998, concerning the beneficial ownership of common stock by the Company's directors and named executive officers, and all directors and executive officers of the Company as a group.

                                                          Amount and Nature of     Percent
                                                        Beneficial Ownership(1)   of Class
                                                        -----------------------   --------
Roy E. Parrott ......................................           147,892               .8%
Walter J. Kirchberger ...............................            87,432               .5%
F. Lee Weaver .......................................            85,701  (2)          .5%
James A. Hug ........................................            59,760               .3%
Frank K. Zinn .......................................            56,061  (3)          .3%
Robert W. Navarre ...................................            28,562               .2%
George R. Kempton ...................................            27,813  (4)          .1%
Ronald L. Roudebush .................................            16,000               .1%
James B. Painter ....................................            14,661               .1%
Vinod M. Khilnani ...................................            10,630               .1%
Michael E. Batten ...................................             4,000               --
Susan F. Haka .......................................             3,220               --
                                                                -------              ---
All present directors and executive officers as a
  group (12 in number) ..............................           541,732  shrs.       3.0%

----------------
(1) Includes shares beneficially held for certain executive officers and directors under the Simpson Industries, Inc. Savings Plan and also includes 257,100 shares of Common Stock certain executive officers and directors may acquire within the next 60 days pursuant to the exercise of stock options under the Company's long-term incentive plans.

(2) Includes 55,917 shares owned by Prudence B. Weaver, Mr. Weaver's wife, for her own benefit.

(3) Includes 14,061 shares owned jointly by Mr. Zinn and Ruth A. Zinn, his wife.

(4) Includes 20,463 shares owned jointly by Mr. Kempton and Joyce H. Kempton, his wife.

Executive Officers

      Set forth below is certain information concerning the current executive officers of the Company, which group includes the Company's principal officers.

          Name and Age                       Office(s) and Length of Service
          ------------                       -------------------------------
Roy E. Parrott, 57 ............   President and director since 1989; Chief Executive
                                    Officer since 1994; and Chairman since 1997
Vinod M. Khilnani, 45 .........   Vice President, Chief Financial Officer and Treasurer
                                    since 1997
Jeoffery A. Burris, 38 ........   Vice President -- Engine/Noise, Vibration and
                                    Harshness since 1997; and Vice President --
                                    Materials Management since 1996
George G. Gilbert, 49 .........   Vice President -- Technology Service since 1995; Vice
                                    President -- Transmission & Chassis Group from 1993
                                    to 1995; and Vice President -- Engine Products
                                    Group from 1990 to 1993
James A. Hug, 51 ..............   Vice President  - Transmission & Chassis Group since
                                    1997; Vice President  - Automotive Group
                                    from 1995 to 1997; Vice President  - Heavy
                                    Duty Products Group from 1992 to 1995;
                                    and Vice President  - Heavy Duty Products
                                    Group-South from 1990 to 1992
James B. Painter, 48 ..........   Vice President  - Heavy Duty Group since 1995; and Vice
                                    President  - Materials Management during 1995

      Prior to joining the Company in July, 1997, Mr. Khilnani served as Vice President and Chief Financial Officer of Dayton Superior Corporation from December, 1996; Executive Director -- Treasury and Investment Evaluations for Cummins Engine Company from 1995 to 1996; Vice President -- Finance and MIS of Onan Corporation and Power Generation Group of Cummins Engine from 1993 to 1995 and of Holset Engineering Company (UK) from 1991 to 1993.

      Prior to joining the Company in January 1996, Mr. Burris served as Purchasing Manager of Brake Steering and Suspension at Ford Motor Company since 1994, and was previously Supervisor of Purchasing Business Process Improvement and Systems Development at Ford Motor Company since 1991.

      Prior to joining the Company in March 1995, Mr. Painter served as General Manager, Specialty Axle Group, Rockwell International Automotive Operations from 1993 to 1995; President, Rockwell Clutch Company, Inc. from 1991 to 1993.

      Executive officers of the Company are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (S.E.C.). Executive officers, directors and greater than 10% shareholders are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form-5s were required for those persons, the Company believes that, during the Company's last fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                                 ACCOUNTANTS

      KPMG Peat Marwick, independent public accountants, have audited the financial statements of the Company since 1991. Representatives from KPMG Peat Marwick will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions. The Board of Directors has selected KPMG Peat Marwick to audit the financial statements of the Company for the fiscal year ending December 31, 1998.

                   OTHER MATTERS AND SHAREHOLDER PROPOSALS

      At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters. Any proposals of shareholders to be presented at the 1999 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company no later than November 14, 1998. Shareholders who intend to make a director nomination or a proposal of business at any Annual or Special Meeting, which proposal was not included in the Company's proxy statement for that meeting, must provide notice of this intention to the Secretary of the Company to be received not less than 60 nor more than 90 days prior to the date of the meeting in accord with the procedures set forth in the Company's Bylaws in order to be properly brought before the Annual or Special Meeting.

Plymouth, Michigan
March 13, 1998

                                                                    Appendix 1

[Form of Proxy -- Front]

PROXY                                                                    PROXY
                          SIMPSON INDUSTRIES, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          SIMPSON INDUSTRIES, INC.

     The undersigned hereby constitutes and appoints Roy E. Parrott and Vinod M. Khilnani, or either of them, attorneys and proxies with full power of substitution to vote at the Annual Meeting of Shareholders of Simpson Industries, Inc., to be held on Tuesday, April 21, 1998, or at any adjournment or adjournments thereof.

     The shares represented by this proxy will be voted as directed. Unless authority is withheld, this proxy will be voted to elect as directors the nominees shown and against the Shareholder proposal opposed by the Board of Directors.

     Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement dated March 13, 1997, and the Annual Report of Simpson Industries, Inc. to its Shareholders for the year ended December 31, 1997. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

      Has your address changed?            PLEASE VOTE, DATE AND SIGN AND
________________________________           RETURN THE PROXY CARD PROMPTLY
_________________________________          USING THE ENCLOSED ENVELOPE.
_________________________________          (Continued and to be signed on
                                               reverse side.)
-------------------------------------------------------------------------------

[Form of Proxy -- Back]
                          SIMPSON INDUSTRIES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors:
   Nominees: Michael E. Batten, Robert W. Navarre     FOR   WITHHOLD   FOR ALL
             and Frank K. Zinn                        ALL     ALL       EXCEPT
                                                      / /     / /        / /
(INSTRUCTION:to withhold authority to vote for any
individual nominee, write such name or names in the
space provided below.)
________________________________________________

_________________________________________________

-----------------------------------------------

 2. Shareholders proposal to declassify the Board of Directors.

            FOR     AGAINST      ABSTAIN
            / /     / /          / /

 3. To act in their discretion upon the transaction of such other businesses as may properly come before the meeting.

 Mark box at right if address change has been
 noted on the reverse side.   / /

Please be sure to sign and date this proxy.
                                  Dated:___________________, 1998


____________________________________   ____________________________________
Shareholder sign here                          Co-owner sign here

Please sign this Proxy exactly as your name
appears on the books of the Company.  Joint
owners should each sign personally.  Trustees
and other fiduciaries should indicate the
capacity in which they sign, and where more
than one name appears, a majority must sign.
If a corporation, this signature should be
that of an authorized officer who should state
his or her title.
-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE
                           YOUR VOTE IS IMPORTANT.

        PLEASE VOTE, DATE AND SIGN AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                                                                   Appendix 2

[ Letterhead ]
SIMPSON
  INDUSTRIES, Inc.
-----------------------------------------------------------------------------
                                                          47603 Halyard Drive
                                                      Plymouth, MI 48170-2429
                                               734/207-6200 Fax: 734/207-6570

March 13, 1998


To our Shareholders:

This year's Annual Meeting will be held at Simpson's Corporate Headquarters and Technical Center.

We encourage you to attend at 11 a.m. on Tuesday, April 21, 1998. A map is included on the back of this page. Please contact Kathy Wolff if you need additional directions or have questions (734) 207-6200.

Along with many other public companies, technology now enables us to deliver information to shareholders more quickly and economically. We are no longer producing traditional quarterly reports. However, you will be able to access Simpson information in several timely new ways.

o  Fax   Dial 1-800-758-5804. When requested, enter Simpson's extension number
   107165 and the fax number where you will receive the report.

o  Internet   On the World Wide Web at http://www.prnewswire.com. Once on the
   Home Page, access Simpson from the "Company News on Call" page.

o  Mail   Full text of earnings press releases will be mailed to you if you write Shareholder Relations at Simpson's Corporate Headquarters.

Of course, earnings will also be carried by the Wall Street Journal and other financial publications. Our S.E.C. filings are available through EDGAR on the Internet.

Company earnings are normally released close to these dates: April 15, first quarter; July 15, second quarter; October 15, third quarter; January 30, fourth quarter and full year.

We look forward to reporting on Simpson's progress and plans on April 21, 1998, and hope you will be able to attend.


Sincerely,
/s/ Roy E. Parrott
Roy E. Parrott
Chairman, and Chief Executive Officer



A detailed map describing the location of the Annual Meeting, which was also provided to the shareholders of the Company, is omitted.